Exhibit 10.30

August 12 ,2016
Digital Turbine Media, Inc.
1300 Guadalupe Street, Suite 302 Austin, TX 78701 Attention: Andrew Schleimer
Dear Mr. Schleimer:
Reference is made to the Third Amended and Restated Loan and Security Agreement dated as of June 11, 2015, between Silicon Valley Bank ("Bank") and Digital Turbine Media, Inc. ("Borrower") (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used but not defined in this letter shall have the meanings given to them in the Loan Agreement.
Bank and Borrower have agreed to modify the Loan Agreement as set forth in this letter agreement (this "Letter Agreement") to, among other things, modify how Advances will be made under the Loan Agreement. Borrower has established a new cash collateral account with Bank (the "CCA") which CCA shall be used to secure the Obligations under the Loan Agreement. Notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, subject to the terms and conditions of the Loan Agreement (as modified hereby). Bank shall make Advances to Borrower in an aggregate amount not to exceed at any time the lesser of (i) Three Million Dollars ($3,000,000) or (ii) the amount of cash collateral maintained in the CCA (the lesser of (i) or (ii), the "Cash Collateral Amount"); provided that, if, at any time, the outstanding principal amount under the Revolving Line exceeds the lesser of Three Million Dollars ($3,000,000) or the Cash Collateral Amount, Borrower shall promptly, but in no event later than two Business Days, pay to Bank in cash the amount of such excess (such excess, the "Overadvance"). The foregoing proviso shall be deemed to amend and restate Section 2.2 of the Loan Agreement (including, for the avoidance of doubt, the definition of "Overadvance" set forth therein) in its entirety. Other than as set forth herein. Bank shall no longer be obligated to make any Advances or other Credit Extensions to Borrower.
In connection with the foregoing. Borrower shall no longer be required to deliver any Transaction Reports and all references in the Loan Agreement to the Availability Amount, Borrowing Base, Eligible Accounts, Eligible Foreign Accounts and Transaction Report shall be deemed to be removed and no longer effective; provided that Section 6.3(b)(iii) shall be deemed to be amended by deleting the reference to "the lesser of the Revolving Line or the Borrowing Base" and substituting in lieu thereof "the Cash Collateral Amount".
So long as all Obligations are fully secured by a first priority perfected security interest in the Cash Collateral Amount in favor of Bank, (a) Section 6.8 (Financial Covenants) shall be deemed to be

Exhibit 10.30

deleted in its entirety; provided that Section 6.8 shall be deemed to be reinstated in the event of any Overadvance that is not promptly, but in no event later than two Business Days, paid in cash or in the event that the Obligations are not fully secured by a first priority perfected security interest in the Cash Collateral Amount in favor of Bank; and (b) notwithstanding anything to the contrary in the Loan Agreement, for the purposes of Section 2.6 (Cash Collateral Account; Account Collection Services) and Section 6.2 (Financial Statements, Reports, Certificates), Borrower shall be deemed to be in a Streamline Period.
Notwithstanding anything to the contrary in the Loan Agreement, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and three- quarters percentage points (1.75%) above the WSJ Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(d) of the Loan Agreement.
The Revolving Line Maturity Date is hereby amended to be September 28, 2016.
This Letter Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Letter Agreement by each party hereto, (b) Borrower's payment of a modification fee in an amount equal to Fifteen Thousand Dollars ($15,000), (c) Bank's receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Parent, (d) Bank's receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 2, duly executed and delivered by DT USA, (e) Bank's receipt of a Security Agreement (Cash), in form and substance satisfactory to Bank, duly executed by Borrower, (f) the opening of the CCA with Bank, (g) Borrower's providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, and (h) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Letter Agreement. This Letter Agreement shall constitute a Loan Document.
This Letter Agreement shall be effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Documents, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
Representations and Warranties; To induce Bank to enter into this Letter Agreement, Borrower hereby represents and warrants to Bank as follows:
(a)Immediately after giving effect to this Letter Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

Exhibit 10.30

(b)Borrower has the power and authority to execute and deliver this Letter Agreement and to perform its obligations under the Loan Agreement, as amended by this Letter Agreement;
(c)The publicly available organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)The execution and delivery by Borrower of this Letter Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Letter Agreement, have been duly authorized;
(e)The execution and delivery by Borrower of this Letter Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Letter Agreement, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
(f)The execution and delivery by Borrower of this Letter Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Letter Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
(g)This Letter Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.
Release by Borrower: For good and valuable consideration. Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Letter Agreement (collectively "Released Claims"). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of

Exhibit 10.30

the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
In furtherance of this release. Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." (Emphasis added.)

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party's rights or asserted rights.
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Letter Agreement, and that Bank would not have done so but for Bank's expectation that such release is valid and enforceable in all events.
Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(a)    Except as expressly stated in this Letter Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Letter Agreement.
(b)    Borrower has made such investigation of the facts pertaining to this Letter Agreement and all of the matters appertaining thereto, as it deems necessary.
(c)    The terms of this Letter Agreement are contractual and not a mere recital.
(d)    This Letter Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Letter Agreement is signed freely, and without duress, by Borrower.

Exhibit 10.30

(e)    Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
SILICON VALLEY BANK
By: /s/ Jonathan Wolfert
Name: Jonathan Wofert
Title: Vice President

Acknowledged and Agreed:
DIGITAL TURBINE MEDIA, INC.
By: /s/ Andrew Schleimer
Name: Andrew Schleimer
Title: CFO

Exhibit 10.30

ACKNOWLEDGMENT OF AMENDMENT AND REAFFIRMATION OF GUARANTY
Section 1. Guarantor hereby acknowledges and confirms that it has reviewed the terms and conditions of the Letter Agreement dated as of even date herewith (the "Amendment") modifying Third Amended and Restated Loan and Security Agreement.
Section 2. Guarantor hereby agrees that the Unconditional Secured Guaranty and Pledge Agreement (the "Guaranty") relating to the Obligations of Borrower under the Third Amended and Restated Loan and Security Agreement, as amended, shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.
Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.
Dated as of August 12, 2016
GUARANTOR
DIGITAL TURBINE, INC.

Exhibit 10.30

Name: Andrew Schleimer Title: CFO

Exhibit 10.30

ACKNOWLEDGMENT OF AMENDMENT AND REAFFIRMATION OF GUARANTY
Section 1. Guarantor hereby acknowledges and confirms that it has reviewed the terms and conditions of the Letter Agreement dated as of even date herewith (the "Amendment") modifying Third Amended and Restated Loan and Security Agreement.
Section 2. Guarantor hereby agrees that the Unconditional Secured Guaranty and Pledge Agreement (the "Guaranty") relating to the Obligations of Borrower under the Third Amended and Restated Loan and Security Agreement, as amended, shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.
Section 3. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.
Dated as of August 12, 2016

Exhibit 10.30

Name: Andrew Schleimer
Title: CFO
GUARANTOR
DIGITAL TURBINE USA, INC.